Exhibit 99.1

  National Dentex Corporation Announces Delay in Filing Form 10-K

    WAYLAND, Mass.--(BUSINESS WIRE)--March 31, 2005--National Dentex Corporation (NASDAQ:NADX), one of the largest owner/operators of dental laboratories in the United States, today announced that it would not be able to file with the Securities and Exchange Commission ("SEC") its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K") by the extended due date of March 31, 2005.
    On March 16, 2005, National Dentex filed with the SEC a Form 12b-25 (Notification of Late Filing) indicating it could not, without unreasonable effort or expense, complete the process of closing its accounting records and preparing and filing its Form 10-K within the prescribed time period (namely March 16, 2005) that was applicable to it as an accelerated filer, as defined under Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). National Dentex indicated that it was filing Form 12b-25 to extend the prescribed time period for filing the Form 10-K to March 31, 2005.
    As National Dentex had indicated in its Form 12b-25 filing, various new disclosures mandated by Form 10-K, including the new internal control over financial reporting requirements of the Sarbanes-Oxley Act, have taken longer to complete than expected because it has a decentralized organization of 45 laboratories located across 30 states and also because it had consummated acquisitions during the fiscal year ended December 31, 2004. The decentralized nature of its operations and its acquisition activity have increased the complexity and expense of its compliance with the various new disclosure requirements and resulted in delays in finalizing its consolidated financial statements. While National Dentex's management believed that it would be able to file the Form 10-K within the extended time period made available to it by filing a Form 12b-25, National Dentex was not able to complete the process of closing its accounting records, preparing its Annual Report on Form 10-K, and finalizing its consolidated financial statements within this extended time period.
    National Dentex still needs additional time to analyze, in connection with its independent auditors, an evaluation report with respect to the valuation of customer relationships of an acquisition that it consummated during fiscal 2004 that was submitted to it on March 30, 2005 by an independent third-party accounting firm. The late timing of the submission of the evaluation report to National Dentex was such that neither National Dentex nor its independent auditors have had sufficient time to analyze the report prior to completing the process of closing National Dentex's accounting records, and thereby finalizing its Annual Report on Form 10-K and the accompanying consolidated financial statements.
    Commenting on today's announcement, David L. Brown, President and CEO, said: "National Dentex intends to continue working diligently with its independent auditors at PricewaterhouseCoopers LLP to finalize its Annual Report on Form 10-K. We regret that we were not able to complete this process this year by the extended due date of March 31, 2005, but the various new disclosures and documentation requirements and accelerated filing timetables imposed on us by the Sarbanes-Oxley Act and other recent SEC regulations have been difficult challenges for us to deal with this year on the accelerated timeframe given the decentralized nature of our operations and some additional documentation requirements needed in connection with our acquisition activity. "

    About National Dentex

    National Dentex Corporation serves an active customer base of over 20,000 dentists through 45 dental laboratories located in 30 states. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance, opportunities, and expected courses of action, that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating and financial results include the timing, duration and effects of adverse changes in overall economic conditions; National Dentex's ability to acquire and successfully operate additional laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the NASDAQ National Market; and other risks indicated from time to time in National Dentex's filings with the Securities and Exchange Commission.

    CONTACT: National Dentex Corporation
             Richard F. Becker, 508-358-4422
             Vice President, Treasurer & CFO